Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Zura Bio Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share	457(c)	525,000(1)	$3.73(2)	$1,958,250	$0.0001476	$289.04
Fees Previously Paid	Debt	Debt Securities	Rule 457(o)	(3)	(4)	(4)
	Equity	Class A Ordinary Shares, par value $0.0001 per share	Rule 457(o)	(3)	(4)	(4)
	Equity	Preference Shares, par value $0.0001 per share	Rule 457(o)	(3)	(4)	(4)
	Other	Warrants	Rule 457(o)	(3)	(4)	(4)
	Other	Units	Rule 457(o)	(3)	(4)	(4)
	Total	n/a	Rule 457(o)	n/a	Unallocated (Universal) Shelf	$300,000,000	$0.0001476	$44,280(5)
Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts					$301,958,250	$0.0001476	$44,569.04

	Total Fees Previously Paid						$0.0001476	$44,280

	Total Fee Offsets							N/A

	Net Fee Due							$289.04

(1)	The Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”) will be offered for resale by the selling shareholder pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of Class A ordinary shares issuable upon share splits, share dividends, or other distribution, recapitalization or similar events with respect to the Class A ordinary shares being registered pursuant to this registration statement. This registration statement registers the resale of 525,000 Class A ordinary shares pursuant to that certain that certain Amended and Restated Registration Rights Agreement, dated March 20, 2023 by and us and certain selling securityholders granting such holders registration rights with respect to such shares.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price per share of the Registrant’s Class A ordinary shares as reported by The Nasdaq Capital Market on September 9, 2024.

(3)	The amount to be registered consists of up to $300,000,000 of an indeterminate amount of Class A ordinary shares, preference shares, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) Class A ordinary shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable preference shares and/or debt securities registered hereby, or (ii) Class A ordinary shares, preference shares, or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(4)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(5)	Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $300,000,000. No separate consideration will be received for (i) Class A ordinary shares or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable preferences shares and/or debt securities registered hereby, or (ii) Class A ordinary shares, preference shares or debt securities that may be issued upon exercise of warrants registered hereby, as the case may be.